Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the joint filing on behalf of each of them of the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the share capital of Precigen, Inc.

This Joint Filing Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated: Darmstadt, 6 August 2026

ARES TRADING SA	ARES TRADING SA

By: /s/ Florence Jolidon	By: /s/ Prisca von Ballmoos
Name: Florence Jolidon	Name: Prisca von Ballmoos
Title: Board Member	Title: Registered Proxy

MERCK SERONO SA, AUBONNE, SWITZERLAND, AN AFFILIATE OF MERCK KGAA, DARMSTADT, GERMANY	MERCK SERONO SA, AUBONNE, SWITZERLAND, AN AFFILIATE OF MERCK KGAA, DARMSTADT, GERMANY

By: /s/ Florence Jolidon	By: /s/ Prisca von Ballmoos
Name: Florence Jolidon	Name: Prisca von Ballmoos
Title: Board Member	Title: Registered Proxy

MERCK KGAA, DARMSTADT, GERMANY	MERCK KGAA, DARMSTADT, GERMANY

By: /s/ Katharina Kneisel	By: /s/ Abhira Gonge
Name: Katharina Kneisel	Name: Abhira Gonge
Title: Registered Proxy	Title: Registered Proxy

E.MERCK KG, DARMSTADT, GERMANY	E.MERCK KG, DARMSTADT, GERMANY

By: /s/ Kristin Eibisch	By: /s/ Clemens Canel
Name: Kristin Eibisch	Name: Clemens Canel
Title: Attorney in Fact per attached power of attorney	Title: Attorney in Fact per attached power of attorney

POWER OF ATTORNEY

E. Merck KG, Darmstadt, Germany (the “Company”), hereby makes, constitutes and appoints each of Dr. Matthias Müllenbeck, MBA, Jens Eckhardt, Kristin Eibisch, Abhira Gonge, Clemens Canel, or any of them acting singly, and with full power of substitution and re-substitution, the Company’s true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the “Attorney-in-Fact”), with full power to act for the Company and in the Company’s name, place and stead, to: (i) sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of E. Merck KG, Darmstadt, Germany, pursuant to Section 13 or 16 of the Securities Exchange Act of 1934, as amended, and any and all regulations promulgated thereunder, (ii) file the same (including any amendments thereto), with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission and (iii) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the Company, it being understood that the documents executed by such Attorney-in-Fact on behalf of the Company pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in such Attorney-in-Fact’s discretion, granting unto said Attorney-in-Fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate.

The Company hereby grants to the Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact or such Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until July 31, 2027 unless earlier revoked by the Company in a signed writing delivered to the Attorney-in-Fact, or, in respect of any Attorney-in-Fact named herein, until such person ceases to be an employee of Merck KGaA or one of its affiliates.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of July 30, 2026.

E. Merck KG

/s/ Johannes Baillou
Name: Johannes Baillou
Title: General Partner

/s/ Dr. Wolfgang Büchele
Name: Dr. Wolfgang Büchele
Title: General Partner